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                                                                     EXHIBIT 4.3

                           WINK COMMUNICATIONS, INC.


                            CONSENT AND AMENDMENT OF
                INVESTOR RIGHTS AGREEMENT AND CO-SALE AGREEMENT


         This Consent and Amendment of Investor Rights Agreement is effective as of May 26, 2000 by and among Wink Communications, Inc. (the "Company"), EchoStar Communications Corporation ("EchoStar"), and those stockholders of the Company (the "Existing Investors") who are parties to the Fourth Amended and Restated Investor Rights Agreement dated as of June 30, 1999 (the "Rights Agreement").

         WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company and its stockholders to issue to EchoStar a warrant to purchase 1,300,000 shares of Common Stock (the "EchoStar Warrant") in connection with the entering into of the Master Agreement dated May 26, 2000 between the Company and EchoStar;

         WHEREAS, the Company desires and the Board of Directors has determined that it is in the best interests of the Company and its stockholders to grant to EchoStar certain registration rights in connection with the EchoStar Warrant;

         WHEREAS, in order to grant registration rights in connection with the EchoStar Shares, the Company wishes to amend the terms of the Rights Agreement;

         WHEREAS, Section 5.2 of the Rights Agreement provides for waiver, modification or amendment of certain provisions therein with the written approval of the holders of a majority of the Registrable Securities (as defined in the Rights Agreement);

         NOW, THEREFORE, the parties agree as follows:

         1. GRANT OF RIGHTS AND AMENDMENT OF AGREEMENTS. The Company hereby grants to EchoStar, and each Existing Investor hereby consents to such grant, in connection with the issuance of the EchoStar Shares, all registration rights granted to the "Investors" (as defined in the Rights Agreement) under the
Section 2 of the Rights Agreement and the new registration right described in paragraph 3 hereof. Furthermore, the Rights Agreement is hereby amended such that EchoStar shall be treated as an "Investor" and "Holder" thereunder with respect to the EchoStar Shares for all purposes of Section 2, as amended hereby. In particular, EchoStar's rights shall not be subordinate under Section 2.7 of the Rights Agreement to the rights of any other Holder under the Rights Agreement.

         2. CONSENT TO AMEND, AND AMENDMENT OF, SECTION 1.1 OF THE RIGHTS AGREEMENT.

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         (a) The Company and the Existing Investors hereby consent to the addition of a definition of "EchoStar Warrant" to Section 1.1 of the Rights Agreement, and acknowledge that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) shall amend the Rights Agreement, as follows:

                           "EchoStar Warrant" shall mean the warrant to purchase 1,300,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock split, dividends, recombinations, recapitalizations and the like) issued or to be issued to EchoStar, Inc. pursuant to the Master Agreement dated May 26, 2000 between the Company and EchoStar.

         3. The Company and the Existing Investors hereby consent to the amendment of the definition of "Registrable Securities" contained in Section 1.1 of the Rights Agreement, and agree that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as currently defined in the Rights Agreement) shall amend such definition by changing phrase "the Thomson Warrant and the Vulcan Warrant" at the end of clause (iv) to read "the Thomson Warrant, the EchoStar Warrant and the Vulcan Warrant. CONSENT TO ADD, AND ADDITION OF, NEW SECTION 2.6A. The Company and the Existing Investors hereby consent to the addition of a new Section 2.6A to the Rights Agreement, and acknowledge that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) shall amend the Rights Agreement, which new section shall grant EchoStar certain additional rights to request registration of the shares of Common Stock issuable upon exercise of the EchoStar Warrant as follows:

                  2.6A     REGISTRATION ON FORM S-3 FOR ECHOSTAR.

                           (a) Commencing on August 21, 2000, EchoStar may
                  request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities held by EchoStar, provided that the reasonably anticipated aggregate offering price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and provided further that the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering. If EchoStar makes such a request, the Company shall use diligent efforts to cause such Registrable Securities to be registered for such offering on such form within sixty (60) days of Echostar's request, and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 2.6A in any six (6) month period or in excess of three registrations under this Section 2.6A. The substantive provisions of Section 2.4(b) shall be applicable to each registration initiated under this Section 2.6A.

                           (b) Notwithstanding the foregoing, the Company shall
                  not be obligated to take any action pursuant to this Section 2.6A: (i) in any particular jurisdiction in

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                  which the Company would be required to execute a general
                  consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of EchoStar's request, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to EchoStar a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, in which case the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by EchoStar.

         4. CONSENT TO GRANT RIGHTS. The Existing Investors hereby consent to grant EchoStar, in connection with the EchoStar Warrant, all registration other rights under Section 2 of the Rights Agreement to which the Existing Investors are currently entitled under such agreements.

                  [Remainder of Page Intentionally Left Blank]

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         5.  COUNTERPARTS.  This Waiver may be signed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one instrument.


COMPANY                                INVESTOR

WINK COMMUNICATIONS, INC.
                                       ----------------------------------------
                                       Print Name of Investor



By:                                    By:
      --------------------------            -----------------------------------
                                            (Signature of Authorized Person)


Title:                                 Title:
       -------------------------              ---------------------------------



ECHOSTAR COMMUNICATIONS CORPORATION



By:
      --------------------------


Title:
       -------------------------

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